Exhibit 10.15

LEASE

DEFINITION OF LEASE TERMS

*See attached Lease Provisions pages 1-3 and Building Rules and Regulations page ‘Rule-1’

LANDLORD:	12808 W. AIRPORT, LLC

TENANT:	Applied Optoelectronics, Inc.			SUITE #175

BUILDING:	12808 W. AIRPORT	ADDRESS:	12808 W. AIRPORT

	(name)		SUGAR LAND, TX 77478

TERM: TWO (2) years ZERO (0) months	OR		_______________month-to-month
(Tenant initials)

COMMENCEMENT DATE: MAY 1, 2012

BASIC RENT (monthly): $4,041.34	SECURITY DEPOSIT: $4,041.34

TENANT ADDRESS (not in building):		13115 Jess Pirtle Blvd.	Drivers License #
PHONE #:	(281) 295-1800	Sugar Land, TX 77478	State:	TX
FAX #:	(281) 295-1888		Social Security #:
EMAIL:	(Tenant shall notify Landlord of any changes to its address or email account)

Leasing Representative for Landlord: AUDRA TRINH

LANDLORD ADDRESS:	12808 W. AIRPORT, LLC		(FOR ALL OTHER PURPOSES):
(FOR RENT PAYMENTS)	P.O. BOX 4737		720 N. POST OAK RD., SUITE 500
	HOUSTON, TEXAS 77210-4737		HOUSTON, TEXAS 77024
SPECIAL PROVISIONS:

See Attached Landlord’s waiver and consent form X

See Attached Exhibit “P” X

Attested by:		Attested by:

/s/ Chih-Hsiang (Thompson) Lin		LANDLORD: 12808 W. AIRPORT, LLC
TENANT (signature)

Chih-Hsiang (Thompson) Lin		By:	Boxer Property Management Corp.	/s/ John Rentz, Vice President
TENANT (print name)			A Texas Corporation
(Management Company for Landlord)
Date:	3/21/2012			Date:	5/11/12

LEASE PROVISIONS

THIS LEASE (“Lease”) is made by and between LANDLORD and TENANT.  In consideration of the mutual covenants and agreements herein set forth, and any other consideration, Landlord leases to Tenant and Tenant leases from Landlord the area generally outlined on the floor plan attached hereto as “Exhibit A”, hereinafter referred to as the “Premises” which is part of the Building (hereinafter referred to as the “Building”).

1.                                TERM.  The Term of this Lease shall continue, unless sooner terminated as provided hereinafter.  If the Term is month-to-month, either party may terminate with a thirty (30) day written notice.  Landlord may increase monthly Rent for any month-to-month lease with a thirty (30) day written notice to Tenant. In the event Tenant occupies the Premises prior to the Commencement Date, all terms and conditions of the Lease shall apply to the period of occupancy.

2.                                BASIC RENT AND SECURITY DEPOSIT.  Except as provided for in this Lease, Tenant will pay to Landlord without deduction or setoff, Basic Rent for each month of the Lease Term. “Rent” means Basic Rent plus all other amounts payable by Tenant under this Lease, including any charges and late fees.  The Security Deposit shall be held by Landlord, without interest, as security for Tenant’s performance under this Lease, and not as an advance payment of rent or a measure of Landlord’s damages. Upon an Event of Default (defined below) or any damage to the Building or Premises caused by Tenant, its employees or invitees, Landlord may, without prejudice to any other remedy, use the Security Deposit to cure such Event of Default or repair any damage. Following any application of the Security Deposit, Tenant shall, on demand, restore the Security Deposit to its original amount. If Tenant is not in default hereunder, any remaining balance of the Security Deposit shall be returned to Tenant upon termination of this Lease. If Landlord transfers its interest in the Premises, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the Security Deposit.  Rent is due, and must be received by Landlord, by the first day of every month, at address specified by Landlord.  Landlord and its manager will not accept cash payments.  Tenant agrees to pay by check, EFT, cashier’s check, certified funds, or credit cards only.

3.                                LANDLORD’S OBLIGATIONS.

(a)                   Landlord will furnish to Tenant at Landlord’s expense:

(1) water at those points of supply provided for the general use of tenants of the Building;

(2) heated and refrigerated air conditioning in season, at such times as Landlord determines, and at such temperatures and in such amounts as reasonably considered necessary by Landlord; service on Sundays, Saturdays, and holidays are optional on the part of the Landlord; HVAC will be off on the following days:  New Years Day, Memorial Day, Fourth of July, Independence Day (observed), Labor Day, Thanksgiving Day, Christmas Eve, and Christmas Day.  HVAC hours are typically as follows:  Monday through Friday 7:00 a.m. to 6:00p.m., Saturday 7:00 a.m. to 2:00 p.m. and Sunday the HVAC is off.  Times are subject to holidays and Landlord’s reasonable discretion.

(3) janitorial services to the Premises on weekdays other than holidays and window washing as may, in Landlord’s judgment, be reasonably required;

(4) passenger elevators for ingress to and egress from the Premises, in common with other tenants;

(5) replacement of Building standard light fixtures; and

(6) electric lighting for public areas and special service areas of the Building to the extent deemed by the Landlord to be reasonable.

(b)                     Landlord shall furnish electrical current required for normal business use of the Premises. Tenant shall pay Landlord’s cost for any such excess use of electricity within ten (10) days after being invoiced therefor.  Additionally, if the cost of electricity per kilowatt hour (“kwh”) for electricity serving the Building increases by thirty percent (30%) or more from the Commencement Date of this Lease, Landlord may pass through any such increase (including all charges assessed as part of the electricity bill) above the thirty percent (30%) threshold to Tenant based on Tenant’s pro-rata share of the total square footage of the Building.  Tenant agrees to pay such charge immediately upon receipt of written notice thereof.  Landlord and its management company shall calculate said charges, and its determination shall be binding on all parties.

(c)                      Failure to furnish, stoppage, or interruption of these services resulting from any cause shall not render Landlord liable in any respect for damages to either person, property or business, or be construed as an eviction of Tenant, work an abatement of rent, or relieve Tenant from performance of its obligations. Should any equipment furnished by Landlord cease to function properly, Landlord shall use reasonable diligence to repair the same promptly.  Landlord shall not be obligated to furnish these services if Tenant is in default under this Lease. Notwithstanding the foregoing, if there is an interruption or cessation of any essential service to substantially all the Leased Premises (the essential services being defines as air conditioning and heating service, electrical service or elevator service) and (i) such interruption is not a result of casualty or condemnation, (ii) the result of the negligence or willful misconduct of Tenant, (iii) restoration of such essential services is within the reasonable control of Landlord; and (iv) such interruption continues for a period of five (5) consecutive business days after written notice from Tenant, Tenant shall be entitled to an abatement of rent (commensurate with that portion of the Leased Premises to which Landlord’s services have been interrupted, calculated on a per square foot basis) for the period commencing with the expiration of the fifth(5th) business day until such services are restored, but only to the extent that such interruption interferes with the normal use of the Leased Premises by the Tenant in the ordinary course of business and Tenant does not actually use such portion of the Leased Premises in the ordinary course of its business. If an interruption of essential services continues of the nature stated above for a period of thirty (30) consecutive  days after Landlord receives notice from Tenant of such interruption of essential services and Landlord is not diligently and faithfully  pursuing the correction of such cessation, then Tenant shall have the right to terminate the Lease.

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Tenant Initials

4.                                IMPROVEMENTS. Landlord leases to Tenant the space and improvements described in “Exhibit B” attached hereto, hereinafter referred to as the “Premises”.  All other improvements to the Premises shall be installed at Tenant’s expense only in accordance with plans and specifications and by contractors approved, in writing, by Landlord.

6.                                USE OF PREMISES. Tenant will use the Premises for business operation purposes only. Tenant shall not: permit more than five (5) persons per 1,000 square feet to occupy the premises at any time; use or occupy the Building for any purpose which is unlawful or dangerous; permit the maintenance of any nuisance, disturb the quiet enjoyment for all of the Building, emit offensive odors or conditions into other portions of the Building; sell, purchase, or give away, or permit the sale, purchase or gift of food in the Building, or use any apparatus which might create undue noise or vibrations. Tenant shall not permit anything to be done which would increase any insurance rates on the Building or its contents, and if there is any increase, Landlord must provide a written notice to the Tenant regarding the violation and if Tenant does not remedy the violation within ten (10) business days, then Tenant agrees to pay such increase promptly upon demand therefor by Landlord; however, any such payment shall not waive Tenant’s duty to comply with this Lease.  Landlord and any agent thereof does not represent or warrant that the Premises or Building conforms to applicable restrictions, ordinances, requirements, or other matters that may relate to Tenant’s intended use, or with respect to the presence on, in or near the Premises or Building of hazardous substances, biological matter (including, but not limited to, mold, mildew and fungi) or materials which are categorized as hazardous or toxic.  Tenant accepts the Premises “as is.”  Landlord does not make any representations as to the suitability, condition, layout, footage, expenses or operation of the Premises, except as specifically set forth herein, and tenant expressly acknowledges that no such representations have been made.  Landlord makes no other warranties, express or implied, or merchantability, marketability, or fitness, and any implied warranties are hereby expressly disclaimed.  Tenant must satisfy itself that the Premises may be used as Tenant intends by independently investigating all matters related to its intended use. Tenant agrees the terms of the Lease, including it’s name, may be publicized in press releases and industry publications.

7.                                TENANT’S OBLIGATIONS. Tenant will not damage the Building and will pay the cost of repairing any damage done to the Building by Tenant or Tenant’s agents, employees, or invitees. Tenant shall take good care of the Premises and keep them free of waste and nuisance. Tenant must immediately notify Landlord in writing of any water leaks, mold, electrical problems, malfunctioning lights, broken or missing locks, or any other condition that might pose a hazard to property, health, or safety. Tenant will keep the Premises and all fixtures in good condition and repair. If Tenant fails to make necessary repairs within fifteen (15) days after notice from Landlord, Landlord may, at its option, make such repairs and Tenant shall, upon demand, pay Landlord the cost thereof. At the end of the Term, Tenant shall deliver to Landlord the Premises and all improvements in good repair and condition, and all keys to the Premises in Tenant’s possession. Tenant will not make or allow to be made any alterations or physical additions in or to the Premises without prior written consent of Landlord. At the end of the Term, Tenant shall, if Landlord requires, remove all alterations, physical additions or improvements as directed by Landlord and restore the Premises to substantially the same condition as on the Commencement Date. All of Tenant’s fixtures, and any personal property not removed from the Premises at the end of the Term, shall be presumed to have been abandoned by Tenant and shall become the property of the Landlord.

8.                                INDEMNITY. Landlord shall not be liable for and Tenant will defend, indemnify and hold harmless Landlord from all fines, suits, claims, demands, losses, and actions, including attorney’s fees, for any injury to persons or damage to or loss of property on or about the Premises or in or about the Building caused by the Tenant, its employees, invitees, licensees, or by an other person entering the Premises or the Building under express or implied invitation of the Tenant, or arising out of Tenant’s use of Premises or Landlord’s maintenance of the Premises, or caused by fire, flood, water leaks, wind, ice, snow, hail, explosion, smoke, riot, strike, interruption of utilities, theft, burglary, robbery, assault, vandalism, other persons, environmental contaminants, or other occurrences or casualty losses. This provision is intended to waive any claims against Landlord and its agents for the consequences of their own negligence or fault.  This waiver and indemnity obligation shall survive the termination or expiration of the Lease.

9.                                MORTGAGES. Tenant accepts this Lease subordinate to any deeds of trust, mortgages or other security interests which might now or hereafter constitute a lien upon the Building or the Premises, and shall attorn to the lender thereunder, with such attornment to be effective upon lender’s acquisition of the Building.  Furthermore, such lender, as successor landlord, shall not be liable for any act, omission or obligation of any prior landlord, and lender shall have the option to reject such attornment.  Tenant shall, immediately upon request, execute such documents, including estoppel letters, as may be required for the purposes of subordinating or verifying this Lease.

10.                               ASSIGNMENT; SUBLEASING. Tenant shall not assign this Lease by operation of law or otherwise (including without limitation by transfer of stock, merger, or dissolution), mortgage or pledge the same, or sublet the Premises or any part thereof, without prior written consent of Landlord, which Landlord may grant or deny in its sole discretion.  Landlord’s consent to an assignment or subletting shall not release Tenant from any obligation hereunder, and Landlord’s consent shall be required for any subsequent assignment or subletting.  If Tenant desires to assign or sublet the Premises, it shall so notify Landlord at least sixty (60) days in advance, and shall provide Landlord with a copy of the proposed assignment or sublease and any additional information requested to allow Landlord to make informed judgments as to the proposed transferee. After receipt of notice, Landlord may elect to: (i) Cancel the Lease as to the Premises or portion thereof proposed to be assigned or sublet; or (ii) Consent to the proposed assignment or sublease; and if the Rent and other consideration payable in respect thereof exceeds the Rent payable hereunder, Tenant shall pay to Landlord such excess within ten (10) days following receipt thereof by Tenant: or (iii) Withhold its consent, which shall be deemed to be elected unless Landlord gives Tenant written notice otherwise.

11.                         EMINENT DOMAIN. If the Premises are taken or condemned in whole or in part for public purposes or are sold under threat of condemnation, Landlord may terminate this Lease. Landlord shall be entitled to receive the entire award of any condemnation or the proceeds of any sale in lieu thereof.

12.                         ACCESS. Landlord and its agents may, at any time, enter the Premises to: inspect, supply janitorial or other services; show the Premises to prospective lenders, purchasers or tenants; alter, improve, or repair the Premises or the Building (including erecting scaffolding and other necessary structures where reasonably required by the character of the work to be performed, provided the business of Tenant shall be interfered with as little as is reasonably practicable). Tenant waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, or any other loss occasioned by Landlord’s entry into the Premises in accordance with this Section 12.  Landlord shall at all times have a key to the Premises. Landlord may use any means which it deems proper to open any door in an emergency without liability therefor.  Landlord reserves the right to prevent access to or close the Building as determined by Landlord for the protection of the Building, its tenants, and visitors.

13.                         CASUALTY. If the Building should be totally destroyed by casualty or if the Premises or the Building be so damaged that Landlord or Tenant reasonably determines that repairs cannot be completed within one hundred twenty (120) days after the date of such damage, Landlord or Tenant may terminate this Lease. In addition, if in Landlord’s reasonable discretion, Tenant is unable to substantially occupy and use the Premised due to such damage, destruction, casualty, or repair, Tenant will not be obligated to pay any Rent during such period of destruction or casualty or repair. Landlord shall not be required to rebuild, repair, or replace any part of the furniture, equipment, fixtures, and other improvements which may have been placed by Tenant in the Premises. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or the Premises shall be for the sole benefit of the party carrying such insurance.

14.                         WAIVER OF SUBROGATION.  Tenant waives every claim that arises or may arise in its favor against the Landlord or any other tenant of the Building during the Term, for any injury to or death of any person or any loss of or damage to any of Tenant’s property located within or upon or constituting a part of the Premises, to the extent such injury, death, loss or damage is or could be covered by any insurance policies, whether or not such loss or damage is recoverable thereunder.  This waiver shall be in addition to, and not in limitation of, any other waiver or release contained in this Lease. Tenant shall give to each insurance company, which has issued to it any insurance policy covering the Premises or Tenant’s operations, written notice of this waiver and have its insurance policies endorsed, if necessary, to prevent their invalidation by reason of this waiver.  This waiver obligation shall survive the termination or expiration of the Lease.

15.                         HOLDING OVER. If Tenant fails to vacate at the end of the Term, then Tenant shall be a tenant at will and subject to all terms and conditions of the Lease, and, in addition to all other damages and remedies to which Landlord may be entitled, Tenant shall pay, in addition to the other Rent, a daily Basic Rent, payable in full in advance each month, equal to the greater of: (a) twice the Basic Rent payable during the last month of the Term, or (b) the prevailing rental rate in the Building for similar space.

16.                         TAXES ON TENANT’S PROPERTY.  Tenant shall be liable for all taxes levied or assessed against personal property or fixtures placed by Tenant in the Premises.  If any such taxes are assessed against Landlord or Landlord’s property, Landlord may pay the same, and Tenant shall upon demand, reimburse Landlord therefor. Any claim arising against Tenant by Landlord under this provision shall be assessed interest at fifteen percent (15%) per year until satisfied.

17.                         LANDLORDS LIEN.  In addition to any statutory Landlord’s lien, Tenant grants to Landlord a security interest to secure payment of all Rent and performance of all of Tenant’s other obligations hereunder, in all equipment, furniture, fixtures, improvements and other personal property located in or on the Premises, and all proceeds therefrom. Such property shall not be removed from the Premises without Landlord’s written consent until all Rent due and all Tenant’s other obligations have been performed.  In addition to any other remedies, upon an Event of Default, Landlord may exercise the rights afforded a secured party under the Uniform Commercial Code Secured Transactions for the state in which the Building is located.  Tenant grants to Landlord a power of attorney to execute and file financing statements and continuation statements necessary to perfect Landlord’s security interest, which power is coupled with an interest and shall be irrevocable during the Term.  Any property left in the Premises at the time of a default, or termination of the Lease for whatever reason, shall be deemed abandoned, and after thirty (30) days from default or termination, the Landlord and its representative may dispose of it by any means they deem appropriate without notice to Tenant. Upon Tenant’s request, Landlord will execute its standard form of Landlord’s waiver and consent form in favor of a third party, arm’s length lender to Tenant.

18.                         MECHANIC’S LIENS. Tenant shall not permit any mechanic’s or other liens to be filed against the Premises or the Building for any work performed, materials furnished or obligation incurred by or at the request of Tenant. Tenant shall, within ten (10) days following the imposition of any such lien, cause it to be released of record by payment or posting of a proper bond, failing which Landlord may cause it to be released, and Tenant shall immediately reimburse Landlord for all costs incurred in connection therewith. The Tenant’s obligations under this section shall survive any termination of or default under the Lease.

19.                         EVENTS OF DEFAULT. Any of the following shall constitute an event of default (“Event of Default”) hereunder:

(a)                         Any failure by Tenant to pay the Rent when due.  Landlord shall not be required to provide Tenant with notice of failure to pay Rent.

(b)                         Any failure by Tenant to observe and perform any provision of this Lease, other than the payment of Rent, that continues for five (5) days after notice to Tenant; however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if Landlord has given Tenant notice under this Section 19. (b) on at least one occasion during the twelve (12) month interval preceding such failure by Tenant.

(c)                          Tenant or any guarantor of Tenant’s obligations hereunder: (1) being unable to meet its obligations as they become due, or being declared insolvent

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according to any law, (2) having its property assigned for the benefit of its creditors, (3) having a receiver or trustee appointed for itself or its property, (4) having its interest under this Lease levied on under legal process, (5) having any petition filed or other action taken to reorganize or modify its debts or obligations, or (6) having any petition filed or other action taken to reorganize or modify its capital structure if either Tenant or such guarantor is a corporation or other entity.

(d)                         The abandonment of the Premises by Tenant (which shall be conclusively presumed if Tenant is absent from the Premises for ten (10) consecutive days and is late on any payment due Landlord).

20.                         REMEDIES. Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any of the following actions:

(a) Terminate this Lease by written notice to Tenant, in which event Tenant shall immediately surrender the Premises.  If Tenant fails to surrender the Premises, Landlord may, without prejudice to any other remedy, enter and take possession of the Premises or any part thereof by changing the door locks or by any other means necessary in Landlord’s sole judgment without being liable for prosecution or any claim for damages. If this Lease is terminated hereunder, Tenant shall pay to Landlord: (1) all Rent accrued through the date of termination, (2) all amounts due under Section 21, (3) any unamortized commission paid by Landlord in connection with the Lease, and (4) an amount equal to: (A) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the interest rate on one-year Treasury bills as published on the nearest the date this lease is terminated by the Wall Street Journal, Southwest Edition, minus (B) the then present fair rental value of the Premises for such period, similarly discounted; provided, however, that in no event shall the result of the calculation in this subsection (3) result in an amount less than fifty percent (50%) of the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the interest rate on one-year Treasury bills as published on the nearest the date this lease is terminated by the Wall Street Journal, Southwest Edition.

(b)                         Terminate Tenant’s right to possession of the Premises without terminating this Lease by written notice to Tenant, in which event Tenant shall immediately surrender the Premises.  If Tenant fails to surrender the Premises, Landlord may, without prejudice to any other remedy, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof by changing the door locks or by any other means necessary in Landlord’s sole judgment without being liable for prosecution or any claim for damages.  If Tenant’s right to possession of the Premises is so terminated, Tenant shall pay to Landlord: (1) all Rent to the date of termination of possession, (2) all amounts due from time to time under Section 21, (3) any unamortized commission paid by Landlord in connection with the Lease, and (4) all Rent required hereunder to be paid by Tenant during the remainder of the Term, minus any net sums thereafter received by Landlord through reletting the Premises during such period.  Landlord shall use reasonable efforts to relet the Premises on such terms and conditions as Landlord, in its sole discretion, may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building.  Landlord shall not be liable for, nor shall Tenant’s obligations be diminished because of, Landlord’s failure to relet the Premises or to collect rent due for such reletting.  Tenant shall not be entitled to any excess obtained by reletting over the Rent due hereunder.  Reentry by Landlord shall not affect Tenant’s obligations for the unexpired Term; rather, Landlord may, from time to time, bring action against Tenant to collect amounts due by Tenant, without the necessity of Landlord’s waiting until the expiration of the Term.  Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to exclude or dispossess Tenant of the Premises shall be deemed to be taken under this Section 20.(b).  If Landlord elects to proceed under this Section 20.(b), it may at any time elect to terminate this Lease under Section 20.(a).

(c)                          Change the door locks and deny Tenant access to the Premises until such Event of Default is cured.

(d)                         Enter the Premises without being liable for prosecution or any claim for damages and do whatever Tenant is obligated to do under the terms of this Lease. Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in so doing. Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action.

(e)                          Tenant expressly waives notice as to the disposal of any property in the Premises as of default, lockout or termination, which has not claimed or redeemed within thirty (30) days.

21.                         PAYMENT BY TENANT.  Upon any Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys’ fees) in (a) obtaining possession of the Premises, (b) removing and storing Tenant’s or any other occupants’ property, (c) repairing, restoring, altering, remodeling or otherwise putting the Premises into condition acceptable to a new tenant, (d) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, costs of tenant finish work, and all other costs incidental to such reletting), (e) performing Tenant’s obligations which Tenant failed to perform, and (f) enforcing, or advising Landlord of its rights, remedies, and recourses arising out of the Event of Default.  After any default in payment by Tenant (i.e. late payment, a returned check or reversed credit card charge), the Landlord may require that Tenant make future payments by certified check, cashier’s check, or money order, for so long as the Landlord may reasonably require.

22.                         LANDLORD’S LIABILITY.  The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to Tenant’s actual direct, but not consequential, damages therefor and shall be recoverable from the interest of Landlord in the Building, and Landlord shall not be personally liable for any deficiency.  Landlord’s reservation of rights under this Lease, such as to enter upon or maintain the Premises, shall not be deemed to create any duty on the part of Landlord to exercise any such right.  Landlord expressly advises Tenant that Landlord’s intention is that Tenant shall have full responsibility for, and shall assume all risk to, persons and property while in, on or about the Premises.

23.                         SURRENDER OF PREMISES.  No act of Landlord or its agents during the Term shall be deemed as acceptance of surrender of the Premises. No agreement to accept surrender of the Premises shall be valid unless the same is in writing and signed by the Landlord.

24.                         ATTORNEYS FEES. If Landlord employs an attorney to interpret, enforce or defend any of its rights or remedies hereunder, Tenant shall pay Landlord’s reasonable attorney’s fees incurred in such dispute.

25.                         FORCE MAJEURE.  Whenever a period of time is prescribed for action to be taken by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of the Landlord.

26.                         GOVERNMENTAL REGULATIONS.  Tenant will comply with all laws, ordinances, orders, rules and regulations of all governmental agencies having jurisdiction over the Premises with reference to the use, construction, condition or occupancy of the Premises.  Tenant agrees that any cabling installed by or for its use during its occupancy shall meet the requirements of all applicable national and local fire and safety codes.

27.                         APPLICABLE LAW.  This Lease shall be governed by and construed pursuant to the laws of the state in which the Building is located.

28.                         SUCCESSORS AND ASSIGNS.  Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, and assigns.

29.                         SEVERABILITY.  If any provision of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

30.                         NAME.  Tenant shall not, without the written consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises, and in no event shall Tenant acquire any rights in or to such names.

31.                         NOTICES.  Any notice or document required to be delivered hereunder shall be deemed to be delivered whether or not actually received, when deposited in the United States mail, postage prepaid, certified or registered mail, addressed to the parties hereto at their respective addresses set forth above, or when sent by facsimile transmission to the respective numbers set forth above, or delivered to Tenant’s place of business in the Building, and when sent or delivered by Landlord or his representative, including its Management company for the Building.

32.                         DEFINED TERMS AND MARGINAL HEADINGS.  The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular.  If more than one person is named as Tenant, the obligations of such persons are joint and several. The headings and titles to the sections of this Lease are not part of this Lease and shall have no effect upon the construction or interpretation of any part thereof. Captions contained herein are for the convenience of reference only and in no way limit or enlarge the terms or conditions of this Lease.

33.                         AUTHORITY.  If Tenant executes this Lease as a corporation or other entity, each of the persons executing this Lease on behalf of Tenant personally covenants and warrants that Tenant is duly authorized and validly existing, that Tenant is qualified to do business in the state in which the Building is located, that Tenant has full right and authority to enter into this Lease, and that each person signing on behalf of Tenant is authorized to do so.  In the event Tenant provides an email address to Landlord, Tenant agrees that Landlord, its representative and agents may contact Tenant via the address, and deliver marketing information and other announcements to such address(es).

34.                         LIQUIDATED DAMAGES.  If the Premises are not ready for occupancy by the Commencement Date, unless delayed by Tenant for any reason, the Basic Rent shall not commence until the Premises are ready for occupancy by Tenant. Such allowance for Basic Rent shall be in full settlement for any claim which Tenant might otherwise have by reason of the Premises not being ready for occupancy.

35.                         INTEGRATED AGREEMENT.  This Lease contains the entire agreement of the parties with respect to any matter covered or mentioned in this Lease. No prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties or their respective successors in interest.

36.                         LATE FEE.  If Rent is not received by Landlord on or before the fifth (5th) day of any month, Tenant shall pay immediately upon written notice from Landlord a late fee equal to fifteen percent (15%) of the cumulative amount of Rent due, including Basic Rent and all other amounts payable by Tenant under this Lease, including any charges and previously assessed late fees. Failure by Tenant to make immediate payment of the delinquent Rent plus the late fee shall constitute an Event of Default.  This provision, expressly, does not relieve the Tenant’s obligation to pay Rent on the first of each month and is not a waiver by the Landlord to require payment on the first day of each month.

37.                         INTEREST ON SUMS EXPENDED BY LANDLORD.  All sums paid and all expenses incurred by Landlord in performing Tenant’s duties hereunder or curing Events of Default shall accrue interest at the rate of fifteen percent (15%) per annum from the date of payment of such amount by Landlord.  In no event, however, shall the charges permitted under this Section 37 or elsewhere in this Lease, to the extent the same are considered to be interest under applicable law, exceed the maximum lawful rate of interest.

38.                         INSURANCE.  Tenant will Indemnify and hold harmless Landlord from and against any loss, theft, damage or liability relating to any Event of Default or any willful or negligent act on the part of Tenant, its agents, employees, or invitees, or persons permitted on the Premises by Tenant or by Landlord in accordance with Section 12. Tenant agrees to maintain, at Tenant’s sole cost and expense, insurance policies covering Tenant’s aforesaid indemnity with respect to Tenant’s use and occupancy of the Premises, as well as coverage for theft and damage. Such policies shall be issued in the name of Tenant and Landlord as their interest may appear, or shall contain an “additional insured” endorsement in favor of Landlord, and with limits of liability of at least ONE MILLION DOLLARS ($1,000,000.00) per occurrence for bodily injury and TWO HUNDRED THOUSAND DOLLARS ($200,000.00) per occurrence for property damage.  Duplicate originals of such policies and endorsements shall be delivered to Landlord within thirty (30) days from the execution date hereof.  This indemnity and waiver obligation shall survive the termination or expiration of the Lease.

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39.                         RULES.  Tenant shall abide by attached Building Rules and Regulations, which may be reasonably changed or amended, at any time, by Landlord to promote a safe, orderly and professional Building environment.

41.                         PARKING.  Tenant and all Tenants’ employees shall comply with all municipal, subdivisional or other restrictive covenants imposed on Landlord.  Vehicles shall be towed at owner’s expense for any of the following violations: (a) parking in any area other than as specifically designated by Landlord; or (b) lack of a properly displayed parking permit, if issued by Landlord; or (c) parking across stripes marking the parking spaces.  Landlord, at its sole discretion, may designate the specific space or area in which vehicles shall be parked and may change the same from time to time.  Landlord may make, modify, or enforce rules and regulations relating to the parking of vehicles, and Tenant hereby agrees to obey such rules and regulations.  Tenant shall only use a prorata share of parking spaces as designated by Landlord. In the event the Building does not possess parking, Landlord shall not be responsible for providing parking.

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BUILDING RULES AND REGULATIONS

1.    No sign, picture, advertisement, name or notice shall be inscribed, displayed or affixed on or to any part of the inside of the Building or the Premises without the prior written consent of Landlord and Landlord shall have the right to remove any such item at the expense of Tenant. All approved signs or lettering on doors and the building directory shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord. Tenant shall not place anything near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises; provided, however, that Landlord may furnish and install a Building standard window covering at all exterior windows. Tenant shall not, without written consent of Landlord, cover or otherwise sunscreen any window.

2.   Landlord shall approve in writing, prior to installation, any attachment of any object affixed to walls, ceilings, or doors other than pictures and similar items.

3.    The directory of the Building will be provided exclusively for the display of the name and location of Tenant only, and Landlord reserves the right to exclude any other names therefrom.

4.    The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress to and egress from the Premises. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and the Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of the Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom the Tenant normally deals in the ordinary course of Tenant’s business, unless such persons are engaged in illegal activities.  No tenant and no employees or invitees of any tenant shall go upon the roof of the Building.  Tenant shall not prop open the entry doors to Building or Premises.

5.    No additional locks or bolts of any kind shall be placed upon any of the doors or windows of the Premises or the Building by Tenant, nor shall any changes be made in existing locks or the mechanisms thereof without the prior written consent of the Landlord.  Tenant must, upon the termination of its tenancy, return to Landlord all keys to the Premises.  If Tenant fails to return any such key, Tenant shall pay to Landlord the cost of changing the locks to the Premises if Landlord deems it necessary to change such locks.

6.   The toilet rooms, urinals, wash bowls and other apparatus in the Premises or Building shall not be used for any purpose other than that of which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant.

7.   Tenant shall not overload the floor of the Premises, mark on, or drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof. No boring, cutting or stringing of wires shall be permitted except with the prior written consent of and as the Landlord may direct.

8.   No furniture, freight or equipment of any kind shall be brought into the Building without the consent of Landlord and all moving of same into or out of the Building shall be done at such time and in such manner as Landlord shall designate. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and manner of moving the same in and out of the Building and any damage caused by moving or maintaining such safe or other property shall be repaired at the expense of Tenant. There shall not be used in any space, or in the public halls, of the Building, either by any tenant or others, any hand trucks except those equipped with rubber tires and side guards.

9.    Tenant shall not employ any person or persons for the purpose of cleaning the Premises without the consent of Landlord.  Landlord shall be in no way responsible to Tenant for any loss of property from the Premises or other damage caused by Landlord’s janitorial service or any other person. Janitorial service will not include the cleaning of carpets and rugs, other than vacuuming. If the Premises requires more than building standard janitorial service, such excess service shall be at Tenant’s cost.

10.   No Tenant shall place anything in the hallways of the Building. No trash shall be placed in the common area.

11.   Tenant shall only be permitted use as general office space.  No tenant shall occupy or permit any portion of the Premises to be occupied for lodging or sleeping or for any illegal purposes or permit any pet within the Premises or Building.

12.   Tenant shall not use or keep in the Premises or the Building any combustible fluid or material, including the use of space heaters, and shall not permit any open flame, including candles, incense, etc.

13.    Landlord will direct electricians as to where and how telephone wiring shall be located. No boring or cutting for wires will be allowed without the written consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

14.   No Tenant shall lay linoleum or other similar floor covering so that same shall be affixed to the floor of the Premises in any way except by a paste, or other material, which may easily be removed with water, the use of cement or other similar adhesive materials being expressly prohibited. The method of affixing any such linoleum or other similar floor covering to the floor, as well as the method of affixing carpets or rugs to the Premises, shall be subject to approval by Landlord. The expense of repairing any damage resulting from a violation of this rule shall be borne by the tenant by whom, or by whose agents, employees, or invitees, the damage shall have been caused.

15.    Tenant shall provide and use chair pads and carpet protectors at all desk and furniture locations.

16.    No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours and in such elevators as shall be designated by Landlord.

17.    On Saturdays, Sundays and legal holidays and on any other days between the hours of 6:00 p.m. and 6:30 a.m., Landlord reserves the right to keep all doors to the Building locked, and access to the Building, or to the halls, corridors, elevators or stairways in the Building or to the Premises may be refused unless the person seeking access is an employee of the Building or is properly identified as a tenant of the Building. The Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.  In case of natural disaster, hurricane, tornado, evacuation, invasion, mob, riot, public excitement, or other commotion, the Landlord reserves the right to prevent access to the Building during the continuance of the same by closing the doors or closure of the Building for the safety of the tenants and protection of property in the Building.

18.    Access to the Building and parking may be controlled by the use of electronic card key or by other method deemed necessary by Landlord. Tenant shall be issued card keys or other ingress/egress devices and a deposit for each card or device shall be paid upon issuance of the cards. In the event that Tenant shall damage or lose the card key(s) or device(s), then Tenant’s deposit for such card or device will be forfeited, and Tenant will be required to pay another equal deposit.

19.   Smoking is prohibited in the Premises and common areas of the Building at all times.

20.       In order to receive a refund of its security deposit, if any, Tenant agrees to provide a forwarding address to Landlord, in writing, on or before the termination date of the Lease.  Tenant agrees that it waives any rights and remedies with regard to the security deposit if it fails to provide such forwarding address to Landlord, in writing, on or before the termination date of the Lease, including waiver of the right to receive a refund and to receive a description of damages and charges.  Landlord shall have sixty (60) days from the date Tenant surrenders the premises and Landlord’s receipt of Tenant’s forwarding address, to refund the security deposit and/or provide a written description of damages and charges.

21.       Landlord reserves the right to charge Tenant, and require payment in advance, for services and/or expenses not required of Landlord under this Lease, or incurred in relation to the Lease.  Such charges include, but are not limited to, processing “bounced” checks, changing locks, reviewing and signing lien waivers, lease assignments, sublet documents, providing after hours HVAC rates, etc.  A list of charges can be obtained from the Landlord’s representative.  The charges are based on the cost to the Landlord or its management company to provide the service which is charged for, and are subject to change at anytime without notice.

22.  Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the Rules and Regulations of the Building.

Rules - 1

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Exhibit “A”

12808 W. Airport

First (1st) Floor

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Exhibit “B”

12808 W. Airport

Suite 175

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EXHIBIT “P”

Special Provision

Right to Occupy: Tenant shall have the right to occupy the Premises from the substantial completion of construction to April 30, 2012 at no additional charge.

Tenant Improvements: Landlord, at its sole cost, shall install forty three (43) feet of building standard wall, demo six (6) feet of wall, relocate one building standard double door, and install building standard vct tile in the bullpen area. Tenant is responsible for all other costs.

Option to Renew

So long as there does not exist an uncured Event of Default at the time it exercises this option, Tenant shall have the right to renew this Lease for an additional twenty-four (24) months beginning on May 1, 2014 and ending on April 30, 2016 at prevailing market rates with at least one hundred twenty (120) days and not more than one hundred eighty (180) days prior written notice to Landlord. This option to renew shall be null and void if the Tenant has been in Default for non-payment of Rent more than two (2) times during the original Lease term.

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Tenant Representation Letter

Information about Brokerage Services

Before working with a real estate broker, you should know that the duties of a broker depend on whom the broker represents. If you are a prospective seller or landlord (owner) or a prospective buyer or tenant (buyer), you should know that the broker who lists the property for sale or lease is the owner’s agent. A broker who acts as a subagent represents the owner in cooperation with the listing broker. A broker who acts as a buyer’s agent represents the buyer. A broker may act as an intermediary between the parties if the parties consent in writing. A broker can assist you in locating a property, preparing a contract or lease, or obtaining financing without representing you. A broker is obligated by law to treat you honestly.

IF THE BROKER REPRESENTS THE OWNER:

The broker becomes the owner’s agent by entering into an agreement with the owner, usually through a written listing agreement, or by agreeing to act as a subagent by accepting an offer of sub agency from the listing broker. A subagent may work in a different real estate office. A listing broker or subagent can assist the buyer but does not represent the buyer and must place the interests of the owner first. The buyer should not tell the owner’s agent anything the buyer would not want the owner to know because an owner’s agent must disclose to the owner any material information known to the agent.

IF THE BROKER REPRESENTS THE BUYER:

The broker becomes the buyer’s agent by entering into an agreement to represent the buyer, usually through a written buyer representation agreement. A buyer’s agent can assist the owner but does not represent the owner and must place the interests of the buyer first. The owner should not tell a buyer’s agent anything the owner would not want the buyer to know because a buyer’s agent must disclose to the buyer any material information known to the agent.

IF THE BROKER ACTS AS AN INTERMEDIARY:

A broker may act as an intermediary between the parties if the broker complies with The Texas Real Estate License Act. The broker must obtain the written consent of each party to the transaction to act as an intermediary. The written consent must state who will pay the broker and, in conspicuous bold or underlined print, set forth the broker’s obligations as an intermediary. The broker is required to treat each party honestly and fairly and to comply with The Texas Real Estate License Act. A broker who acts as an intermediary in a transaction: (1) shall treat all parties honestly; (2) may not disclose that the owner will accept a price less than the asking price unless authorized in writing to do so by the owner; (3) may not disclose that the buyer will pay a price greater than the price submitted in a written offer unless authorized in writing to do so by the buyer; and (4) may not disclose any confidential information or any information that a party specifically instructs the broker in writing not to disclose unless authorized in writing to disclose the information or required to do so by The Texas Real Estate License Act or a court order or if the information materially relates to the condition of the property. With the parties’ consent, a broker acting as an intermediary between the parties may appoint a person who is licensed under The Texas Real Estate License Act and associated with the broker to communicate with and carry out instructions of one party and another person who is licensed under that Act and associated with the broker to communicate with and carry out instructions of the other party. If you choose to have a broker represent you, you should enter into a written agreement with the broker that clearly establishes the broker’s obligations and your obligations. The agreement should state how and by whom the broker will be paid. You have the right to choose the type of representation, if any, you wish to receive. Your payment of a fee to a broker does not necessarily establish that the broker represents you. If you have any questions regarding the duties and responsibilities of the broker, you should resolve those questions before proceeding.

TENANT REPRESENTATION

Tenant certifies that                                                                                    (broker) represents Tenant in the negotiation and/or site selection of commercial space for lease.  Check x ☐ if none.

/s/ Chih-Hsiang Lin
TENANT (signature)

Chih-Hsiang Lin
TENANT (print name and title)

3/21/2012
Date

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